                                                                    EXHIBIT 10.2


                                    AGREEMENT


             This Agreement (this "Agreement") is entered into this 3rd day of April, 2000, by and among Krause's Furniture, Inc., a Delaware corporation (the "Company"), General Electric Capital Corporation, a New York corporation ("GECC"), and Japan Omnibus Ltd., an international business corporation incorporated under the laws of the British Virgin Islands ("JOL").

                                    RECITALS
             GECC has purchased from the Company Notes dated (i) as of August 14, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $5,501,091.20 (the "Initial Note"), (ii) as of August 14, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $2,500,000 (the "August 1997 Note") and (iii) as of December 30, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $2,500,000 (collectively with the Initial Note and the August 1997 Note, the "GECC Notes").

             JOL has purchased from the Company Notes dated (i) as of August 14, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $500,000 (the "JOL August 1997 Note") and (ii) as of December 30, 1997, as amended as of March 31, 1999 and January 11, 2000, in the outstanding principal amount of $1,000,000 (together with the JOL August 1997 Note, the "JOL Notes"; the JOL Notes and the GECC Notes are referred to herein collectively as the "Notes").

             The Company, GECC and JOL are parties to a Supplemental Securities Purchase Agreement dated as of August 14, 1997 (as amended on September 14, 1999, December 14, 1999 and January 11, 2000, the "Supplemental Purchase Agreement") relating to the Notes. Capitalized terms used herein without definition have the meanings set forth in the Supplemental Purchase Agreement.

             The Company, GECC and JOL desire to amend certain provisions of the Supplemental Purchase Agreement.

             NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Effective as of March 26, 2000, Sections 6.2(a), 6.2(b) and 6.2(c) of the Supplemental Purchase Agreement shall be amended in their entirety to read as follows:

                        (a) The Company will not permit its Consolidated Net Worth at the end of any fiscal quarter to be less than the amount set forth below for such fiscal quarter, provided that, upon any public or private offering of capital stock of the Company for the Company's account, the amounts set forth below for fiscal quarters subsequent to such offering shall be adjusted upward by an amount equal to the net proceeds of any such offering multiplied by 0.9:

            Year             Q1            Q2            Q3             Q4
            ----           -------       -------       -------        -------
            1999            N/A           N/A           8.8 MM         4.0 MM
            2000            9.2 MM       11.2 MM       10.1 MM        10.8 MM
            2001           17.5 MM       20.0 MM       22.0 MM        26.0 MM
            2002           29.0 MM       32.0 MM       35.0 MM        40.0 MM
            2003           40.0 MM       40.0 MM         N/A           N/A

                        (b) The Company and its Subsidiaries will not incur, create, assume or permit to exist any Indebtedness at the end of any fiscal quarter if such Indebtedness would result in a ratio of Consolidated Total Indebtedness to Consolidated Net Worth of more than the amount for such fiscal quarter indicated set forth below:

            Year             Q1            Q2            Q3             Q4
            ----           -------       -------       -------        -------
            1999            N/A           N/A          3.75           7.50
            2000           3.20          2.85          3.30           2.85
            2001           1.30          1.10          1.00           1.00
            2002           1.00          1.00          1.00           1.00
            2003           1.00          1.00            N/A           N/A


                        (c) The Company will not permit its Fixed Charge Ratio at the end of any fiscal quarter to be less than the amount set forth below for such fiscal quarter:

            Year             Q1            Q2            Q3             Q4
            ----           -------       -------       -------        -------
            1999            N/A           N/A            0.75           0.005
            2000             0.65          0.74          0.84           1.05
            2001             1.20          1.20          1.20           1.35
            2002             1.30          1.30          1.30           1.50
            2003             1.40          1.40          N/A           N/A

2. Effective as of March 26, 2000, the defined term "Consolidated Net Worth" set forth in Section 11.1 of the Supplemental Purchase Agreement shall be amended in its entirety to read as follows:

                        "`Consolidated Net Worth' shall mean the consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles consistently applied (it being understood and agreed that (x) the Notes and any other Subordinated Indebtedness which is not subordinated to the Notes shall not be treated as equity for this purpose and (y) the Company's Series A Convertible Preferred Stock, par value $0.001 per share, shall be treated as equity for this purpose."

3. The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that GECC and JOL shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

4. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5. This Agreement may be amended as to GECC, JOL and their successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the registered holders of not less than 66 2/3% of the aggregate outstanding principal amount of the Notes then held by GECC, JOL and their successors or assigns; provided, however, that without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of any terms of this Agreement shall change or affect the interest rate, maturity, principal amount, time of payment, currency of payment, or the amount or allocation of any prepayments of any Note. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party. Notwithstanding anything in this Agreement to the contrary, no provision of this Section 5 may be waived, changed or modified.

6. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be assigned by GECC or JOL to any transferee of Notes. This Agreement may not be assigned by the Company.

7. The Company agrees to pay GECC and JOL for all reasonable outside legal fees in connection with this Agreement.

8. This Agreement shall terminate upon the repayment in full of all amounts of principal, interest and other sums due and payable on all Notes.

9. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby which is inconsistent with the press release agreed to by the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

10. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

11. The Company represents and warrants that other than the parties executing this Agreement no consent, approval or waiver of any other person or entity is required for the effectiveness or enforceability of this Agreement.



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

12. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.






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

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                                    KRAUSE'S FURNITURE, INC.

                                    By:/s/ Daniel L. Felsenthal
                                       -------------------------------------
                                        Name:Robert A. Burton
                                        Title:  Executive Vice President
                                                   and Chief Financial Officer


                                    GENERAL ELECTRIC CAPITAL CORPORATION

                                    By: /s/ George L. Hashbarger Jr.
                                       -------------------------------------

                                        Name:George L. Hashbarger, Jr.
                                        Title:  Senior Vice President/
                                                Department Operations Manager


                                    JAPAN OMNIBUS LTD.

                                    By:________________________________________
                                        Name:
                                        Title:




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